UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 19, 2010
(Date of earliest event reported)

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VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34468	37-1333024
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500 Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Vitacost.com, Inc. with the Securities and Exchange Commission on October 19, 2010.  Amendment No. 1 is being filed to correct the dates of the events described in Item 5.02, which were inadvertently reported as occurring on August 19, 2010 instead of October 19, 2010.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2010, Vitacost.com, Inc. (the “Company”) terminated Richard P. Smith from his position as Chief Financial and Accounting Officer of the Company, effective immediately.

On October 19, 2010, the Company issued a press release announcing such termination and that the Board of Directors of the Company appointed Stephen E. Markert, Jr. to serve as its interim Chief Financial Officer, effective immediately.  Mr. Markert, 59, has more than 35 years of financial experience, primarily in public companies and was most recently with Tatum, LLC, a national financial services firm providing interim Chief Financial Officer services.  Mr. Markert was a Partner at Tatum for over three years, and served as interim Chief Financial Officer at Jet Plastica, a $150 million private equity owned manufacturing and distribution company, and at Foamex International, a $1.2 billion public manufacturing company, among other clients.  Prior to that, from 1995 to 2005, Mr. Markert served as Vice President Finance, Chief Financial Officer at C&D Technologies, Inc., a $500 million global manufacturer and distributor where he directed a multi-national finance and IT staff.  Mr. Markert is a CPA and holds a B.S. in Accounting and an M.B.A. in Finance from LaSalle University.

In consideration for Mr. Markert’s employment, the Company will pay Mr. Markert an annual salary equal to Two Hundred Thirty Five Thousand Dollars ($235,000) during the Term of Employment (as defined in the Employment Agreement).  Mr. Markert will also be entitled to receive up to Two Thousand Dollars ($2,000) per month for living expenses.  There are no other arrangements or understandings pursuant to which Mr. Markert was selected as interim Chief Financial Officer.  There are no family relationships among any of our directors, executive officers and Mr. Markert.  Except as disclosed above, the Company is not aware of any relationships or transactions in which Mr. Markert has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of Mr. Markert’s Employment Agreement with the Company does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.39 and is hereby incorporated by reference into this Item 5.02.  A copy of the press release announcing Mr. Markert’s appointment as interim Chief Financial Officer and Mr. Smith’s departure is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

10.39*	Employment Agreement dated October 19, 2010, between the Company and Stephen E. Markert, Jr.

99.1*	Press Release issued by the Company, dated October 19, 2010.

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*	Previously filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.

Dated: October 20, 2010	By:	/s/ Stephen E. Markert, Jr.
Stephen E. Markert, Jr.
Interim Chief Financial Officer

EXHIBIT INDEX

10.39*	Employment Agreement dated October 19, 2010, between the Company and Stephen E. Markert, Jr.

99.1*	Press Release issued by the Company, dated October 19, 2010.

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*	Previously filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2010.